Exhibit 99.1

Contact: Paul Thibeau, +1 310 788 1999, pthibeau@ilfc.com

ILFC TO ACQUIRE AERCAP’S AEROTURBINE SUBSIDIARY

Combination Offers Advanced Aircraft Fleet Solutions

Los Angeles, CA, August 3, 2011 – International Lease Finance Corporation (ILFC), a wholly owned subsidiary of American International Group, Inc. (NYSE: AIG) (AIG), has announced today that it has signed an agreement with AerCap Holdings N.V. (“AerCap”, NYSE: AER) to acquire its AeroTurbine subsidiary.

The acquisition of AeroTurbine will provide synergies and allow ILFC to realize more value from its fleet portfolio. These synergies will maximize the value in the remaining life and ultimate disposition of aircraft and provide a tool to optimize future aircraft portfolio and operational acquisitions. ILFC will be working with AerCap to close the acquisition over the coming months.

ILFC Chief Executive Officer Henri Courpron commented, “The acquisition of AeroTurbine offers a new compelling strategic solution to maximize value across the complete life cycle of an aircraft. The ability to exercise this level of control over our assets will enhance value and as importantly, inspire new dialogue with airlines with respect to their fleet strategies.”

“We are excited about joining ILFC and contributing our expertise to support the management of their fleet. Moreover, the marketing combination of AeroTurbine and ILFC will produce unique and improved product and service offerings for airlines. We look to gain access to new customers as well as a more predictable inventory stream which will drive economies of scale and provide opportunities for longer term parts supply agreements,” said AeroTurbine Chief Executive Officer, Michael King.

Historically, ILFC has identified opportunities to sell aircraft on lease prior to their entering end-of-life phase with part-outs pursued on only a small number of aircraft. The strategic acquisition of AeroTurbine will offer an integrated value proposition increasingly sought by our customers around the world. Citigroup Global Markets Inc. acted as financial advisor to ILFC.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements related to the anticipated closing of the acquisition and the potential synergies of the combination of AeroTurbine with ILFC. These forward-looking statements reflect ILFC’s current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. ILFC undertakes no obligation to update or revise any forward-looking statements to reflect developments or information obtained after the date of this press release, except as required by law.

About AeroTurbine

AeroTurbine offers the aviation industry access to one of the world’s largest pools of certified aircraft engines, parts, and supply chain solutions. By leveraging our expertise and financial strength, our customers can choose solutions tailored to their operational and financial goals. www.aeroturbine.com

About ILFC

ILFC is the international market leader in the leasing and remarketing of commercial jet aircraft to airlines around the world. Through our employees’ expertise and passion for aviation, ILFC delivers innovative customized fleet solutions that generate strong financial performance. ILFC currently owns and manages a fleet portfolio of more than 1000 aircraft. www.ilfc.com

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10250 Constellation Blvd., Suite 3400    Los Angeles, CA 90067    USA    office: +1 310 788 1999    fax: +1 310 788 1990    www.ilfc.com

ILFC To Acquire AerCap’s AeroTurbine Subsidiary

August 3, 2011

About AIG

American International Group, Inc. (AIG) is a leading international insurance organization serving customers in more than 130 countries. AIG companies serve commercial, institutional and individual customers through one of the most extensive worldwide property casualty networks of any insurer. In addition, AIG companies are leading providers of life insurance and retirement services in the United States. AIG common stock is listed on the New York Stock Exchange, as well as the stock exchanges in Ireland and Tokyo. www.aig.com

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10250 Constellation Blvd., Suite 3400    Los Angeles, CA 90067    USA    office: +1 310 788 1999    fax: +1 310 788 1990    www.ilfc.com